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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-49617) and related Prospectus of Union Planters Corporation for the registration of 36,716,861 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 1998, except for Note 24, as to which the date is February 22, 1998, with respect to the consolidated financial statements of Magna Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP

St. Louis, Missouri
May 18, 1998